March 21, 2019

Securities and Exchange Commission

100 F Street N.E

Washington, D.C. 20549

Ladies and Gentlemen:

We have read First Bancorp’s statements included under Item 4.01 of its Form 8-K dated March 20, 2019. We agree with the statements made in response to that Item insofar as they relate to our Firm.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina